Exhibit 10.7

ASSIGNMENT, ASSUMPTION AND MEMBERSHIP INTEREST TRANSFER AGREEMENT

This Assignment, Assumption and Membership Interest Transfer Agreement (this “Agreement”), dated as of June 27, 2017 (the “Effective Date”), is entered into by and between iSTAR REO HOLDINGS TRS LLC, Delaware limited liability company (“Seller”), and SAFETY INCOME AND GROWTH OPERATING PARTNERSHIP LP, a Delaware limited partnership (“Purchaser”).  Seller and Purchaser are sometimes collectively referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is a party (by assignment from iStar) to the Agreement of Purchase and Sale and Joint Escrow Instructions (the “Purchase Agreement”), dated May 24, 2017, between iStar, Inc. (“iStar”) and Future Hollywood, LLC (“Future”), pursuant to which, Seller has agreed to purchase the Property, as such term is defined in the Purchase Agreement;

WHEREAS, in connection with the closing of the initial public offering of Safety, Income and Growth, Inc., the ultimate parent of the Purchaser (“Safety”), Seller desires to assign, and Purchaser desires to assume, all of Seller’s right, title and interest in, to and under the Purchase Agreement, on the terms set forth herein;

WHEREAS, if, on or before the date of this Agreement, Seller has acquired the Property under the Purchase Agreement, then in addition to assigning all of Seller’s right, title and interest in, to and under the Purchase Agreement to Purchaser, Seller will also transfer to Purchaser (x) one hundred percent (100%) of the limited partnership interest (the “LP Interest”) in 62 Hundred Hollywood North LP (“LP”), a subsidiary of Seller that will be the owner of the Property immediately prior to such transfer, and (y) one hundred percent (100%) of the membership interest (the “Membership Interest”) of 62 Hundred Hollywood N GenPar LLC, a Delaware limited liability company that is the sole general partner in LP (“GenPar”).  LP Interest and Membership Interest shall be collectively referred to as “Seller’s Interests”; and

WHEREAS, each of the Parties desires to set forth certain representations, warranties, and covenants and to establish certain closing conditions to induce the other Party to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

ARTICLE 1:  GENERAL

Section 1.01          Defined Terms.  Any capitalized term not defined herein shall have the meaning ascribed to such term in the Initial Portfolio Agreement dated the date hereof among iStar, Safety and Purchaser.

ARTICLE 2:  ASSIGNMENT AND ASSUMPTION; TRANSFER OF SELLER’S INTERESTS

Section 2.01          Assignment and Assumption.  Effective as of the Closing, Seller assigns to Purchaser, and Purchaser assumes from Seller, all of Seller’s right, title and interest in, to and under the Purchase Agreement.

Section 2.02.         Transfer of Seller’s Interests. If, on or before the date of this Agreement, LP has acquired the Property, then Seller shall transfer, sell, convey and deliver to Purchaser all of its right, title and interest in and to Seller’s Interests at the Closing.

Section 2.03          Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by Purchaser to Seller at the Closing is $68,360,000.00.

Section 2.04          Closing Date. The closing of the transactions (the “Closing”) provided for in this Agreement shall take place simultaneously with the execution of this Agreement (the “Closing Date”).

Section 2.05          Closing Obligations.

(a)           At Closing, (1) Purchaser shall deliver, or cause to be delivered, the Purchase Price which shall be payable by wire transfer of immediately available funds to an account designated by Seller, and a written instrument in form and substance reasonably satisfactory to Seller and signed by Purchaser, pursuant to which Purchaser assumes all of Seller’s right, title and interest in, to and under the Purchase Agreement,  (2) Seller shall deliver to Purchaser a written instrument in form and substance reasonably satisfactory to Purchaser and signed by Seller, pursuant to which Seller assigns to Purchaser all of Seller’s right, title and interest in, to and under the Purchase Agreement and (3) if Seller is required to transfer Seller’s Interests to Purchaser pursuant to Section 2.03, Seller shall also transfer to Purchaser Seller’s Interests by one or more written assignments in form and substance reasonably satisfactory to Purchaser.

(b)           Following the Closing, Seller shall execute and deliver to Purchaser such documents and instruments of conveyance as may be appropriate and shall take or cause to be taken such reasonable actions as Purchaser may from time to time reasonably request in order to accomplish the assignment of Seller’s rights under the Purchase Agreement to Purchaser and, if applicable, the transfer of Seller’s Interests from Seller to Purchaser.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of Seller. As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as follows:

(a)           Organization and Authority. Each of Seller, GenPar and LP are validly existing, and in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all material consents required, to enter into this

Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b)           Pending Actions.  There is no action or proceeding pending or threatened against Seller, Gen Par or LP or relating to Seller’s Interests or which challenges or impairs Seller’s ability to execute and deliver this Agreement or to perform its obligations under this Agreement.

(c)           Notices from Governmental Authorities.  Seller has not received from any governmental authority written notice of any material violation of any Laws applicable (or alleged to be applicable) to GenPar, LP or Seller’s Interests that has not been corrected.

(d)           Ownership of Seller’s Interests.  Seller is the owner of the Seller’s Interests and the transfer of the Seller’s Interests to Purchaser shall be made free and clear of any Liens (other than Permitted Liens). Except as provided for or contemplated by this Agreement or any other agreements referenced herein, there are no, and, as of the Closing, there will not be any, rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding entitling any Person to acquire any equity interests in Seller’s Interests, except pursuant to Permitted Liens.

(e)           Violation.  Neither the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the Parties and the transactions contemplated hereby between the Parties does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (a) the organizational documents of Seller, GenPar, or LP, (b) any agreement, document or instrument to which any of Seller, GenPar, or LP is a party or by which any of Seller, GenPar, or LP is bound or (c) any term or provision of any judgment, order, writ, injunction, or decree binding on any of Seller, GenPar, or LP (or its assets or properties), except, in the case of clause (b) and (c), any such breaches or defaults that would not reasonably be expected to have a Seller Material Adverse Effect.  For purposes hereof, a “Seller Material Adverse Effect” shall mean a material adverse effect on the assets, business, financial condition or results of operation of Seller and its consolidated subsidiaries, taken as a whole.

(f)            Taxes.

A.            Each of Seller, GenPar, and LP have timely filed all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) in accordance with all applicable Laws. All such Tax Returns are correct and complete in all material respects, and each of

Seller, GenPar, and LP have paid (or had paid on its behalf) all Taxes required to be paid by it (whether or not shown on such Tax Returns), and no deficiencies for any Taxes have been proposed, asserted or assessed in writing against any of Seller, GenPar, and LP, and no requests for waivers of the time to assess any such Taxes are pending and no such waivers have been granted.

(g)           Solvency.  Seller has been and will be solvent at all times prior to the the Closing Date. No bankruptcy or similar insolvency proceeding has been filed or is currently contemplated by Seller, GenPar, or LP.

(i)            Broker.  None of Seller, GenPar, or LP has entered into any agreement with any broker, finder, or similar agent of any Person or firm that will result in the obligation of Purchaser to pay any finder’s fees, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

(j)            No Other Representations or Warranties.  Other than the representations and warranties expressly set forth in this Article 3, Seller shall not be deemed to have made any other representation or warranty in connection with this Agreement.

Section 3.02          Representations and Warranties of Purchaser. As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller as of the Closing Date as follows:

(a)           Organization and Authority.  Purchaser has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.  The execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary action of Purchaser. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and debtors’ relief or the application of equitable principles.

(b)           No Consents.  No consents, authorizations or approvals of any third parties including, but not limited to, any action, approval, consent or authorization by any third party, financial institution, governmental or quasi-governmental agency, commission, board, bureau or instrumentality or any members or managers of any company, are required in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation of the transactions contemplated by this Agreement. Purchaser has made, or shall make, simultaneously with the Closing, all registrations or filings with any governmental authority required for the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE 4.  SURVIVAL

Section 4.01.           Survival of Representations, Warranties and Covenants.  The representations and warranties of Seller set forth in Section 3.01 are made as of the Effective Date and the Closing Date, and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of 12 months (the “Survival Period”).  All covenants set forth in this Agreement shall survive the Closing indefinitely and shall not be deemed to be merged into or waived by the instruments of Closing.  Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents delivered by Seller at the Closing, but only on the following conditions:  (1) the party bringing the action for breach first learns of the breach after Closing and, in the case of a claim for breach of representatives or warranties, files such action within the Survival Period and (2) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $250,000, and then only to the extent of such excess.  Neither party shall have any liability after Closing for the breach of a representation or warranty or covenant hereunder of which the other party hereto had knowledge as of Closing.  In no event shall either party be liable to the other party for incidental, consequential, or punitive damages as a result of the breach of any or all representations or warranties set forth in this Agreement.  The provisions of this Section 4.01 shall survive the Closing.

ARTICLE 5.  MISCELLANEOUS

Section 5.01.           Parties Bound; Assignment.  This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto.

Section 5.02.         Headings.  The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

Section 5.03.         Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

Section 5.04.         Governing Law.  This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the laws of the state New York.

Section 5.05.         Survival.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party)

shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 5.06.         Entirety and Amendments.  This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Real Property.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.  All Exhibits hereto are incorporated herein by this reference for all purposes.

Section 5.07.         Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below.  Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, or (c) by personal delivery.  Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee.  Except for facsimile notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means.  In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

Seller:	iStar REO Holdings TRS LLC
c/o iStar Inc.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
Attention: Chief Legal Officer
Copy: General Counsel
Telephone: 212-930-9400
Facsimile: 212-930-9494
E-mail: nmatis@iStar.com

Purchaser:	Safety Income and Growth Operating Partnership LP
c/o iStar Inc.
1114 Avenue of the Americas
New York, NY 10036
	Attention:	Mary-Beth Roselle, Esq.
	Telephone:	212-930-9481
	Facsimile:	212-930-9494
	E-mail:	mroselle@istar.com

Section 5.08.         Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

Section 5.09.           No Third Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND MEMBERSHIP INTEREST TRANSFER AGREEMENT

BY AND BETWEEN iSTAR REO HOLDINGS TRS LLC

AND

SAFETY INCOME AND GROWTH OPERATING PARTNERSHIP LP

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

iSTAR REO HOLDINGS TRS LLC, a Delaware limited liability company

Date	By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
June 27, 2017	Title: Chief Operating Officer & Chief Financial Officer

SAFETY INCOME AND GROWTH PARTNERSHIP LP, a Delaware limited partnership

Date	By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
June 27, 2017	Title: Chief Operating Officer & Chief Financial Officer

[Signature Page to Assignment and

Transfer Agreement - South]